UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

     CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2007

BANK OF AMERICA CORPORATION

Delaware	1-6523	56-0906609
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street
Charlotte, North Carolina		28255
(Address of Principal Executive Offices)		(Zip Code)

(704) 386-5681 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On April 22, 2007, Bank of America Corporation (the “Registrant”) and ABN AMRO Bank N.V. (“ABN AMRO”) entered into a Purchase and Sale Agreement, dated as of April 22, 2007 (the “Purchase Agreement”), pursuant to which the Registrant agreed to acquire ABN AMRO North America Holding Company (the “Company”) for $21 billion in cash (the “Sale”). As of the closing of the Sale, the Company will include LaSalle Bank Corporation (including its subsidiaries LaSalle Bank N.A. and LaSalle Bank Midwest N.A.). ABN AMRO’s North American Asset Management businesses and certain other businesses of the Company (including the investment banking business) do not form a part of the Sale.

     The obligations of the Registrant and ABN AMRO to complete the Sale are subject to customary closing conditions, including the following: (1) receipt of approval of the Federal Reserve Board and the expiration of any waiting period under the Hart-Scott-Rodino Act; (2) accuracy of the other party’s representations and warranties, except (a) in the case of ABN AMRO, for inaccuracies that, in the aggregate, would not have a material adverse effect on the Company, and that do not constitute material inaccuracies in ABN AMRO’s capitalization and authority representations, and (b) in the case of the Registrant, for inaccuracies that, in the aggregate, would not materially impede the Registrant’s ability to consummate the transaction; (3) material compliance by each party with its obligations and covenants under the Agreement; and (4) the absence of any injunction, decree or order issued by a governmental entity prohibiting the completion of the transaction or imposing a material restriction, condition or burden on the Company or the Registrant.

     The foregoing description of the Purchase Agreement is qualified in its entirety by the actual terms of the Purchase Agreement, a copy of which is attached as Exhibit 2.01 hereto and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Registrant or ABN AMRO or their respective businesses or operations. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the Registrant and ABN AMRO to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement. Moreover, certain representations, warranties and covenants in the Purchase Agreement were used for the purpose of allocating risk between the Registrant, on the one hand, and ABN AMRO, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations, warranties and covenants in the Purchase Agreement as characterizations of the actual state of facts about the Registrant or ABN AMRO or their respective businesses or operations.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

	2.01	Purchase and Sale Agreement, dated as of April 22, 2007, by and between ABN AMRO Bank N.V. and Bank of America Corporation*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 26, 2007	BANK OF AMERICA CORPORATION

By: /s/ Teresa M. Brenner
Name: Teresa M. Brenner
Title: Associate General Counsel

EXHIBIT INDEX

2.01       Purchase and Sale Agreement, dated as of April 22, 2007, by and between ABN AMRO Bank N.V. and Bank of America Corporation*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.